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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Allied Waste Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transactions applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260

                       SUPPLEMENT TO PROXY MATERIALS FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1999

     We recently mailed you proxy materials for a special meeting of stockholders to be held on Wednesday, November 17, 1999.

     At the special meeting you will be asked to:

     - approve the issuance of our common stock upon the conversion of our Senior Convertible Preferred Stock, and

     - approve an amendment to our 1991 Incentive Stock Plan to increase the number of shares of common stock which may be covered by awards under the Plan.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF BOTH PROPOSALS.

                    New Prohibition on Repricing of Options

     We have determined that a formal and binding prohibition on the repricing of options granted under the 1991 Incentive Stock will be appropriate if the amendment to increase the number of shares covered by the Plan is approved by stockholders at the special meeting. Consequently, both our Compensation Committee and our Board of Directors have approved the following amendment to the Plan prohibiting repricing without stockholder approval:

     Notwithstanding any other provision of the Plan to the contrary, no amendment or adjustment of the exercise price of an Option (whether through amendment, cancellation or replacement Grants, or other means of repricing such Options) in respect of an Option having an exercise price greater than the Fair Market Value of a Share as of the date of such amendment or adjustment shall be authorized under the Plan unless stockholder approval of such repricing is obtained.

     This amendment will become effective only if stockholders approve the amendment to the Plan to be considered at the special meeting.

                                     Voting

     It is important that you vote your shares. If you have not already returned your proxy card, please complete, sign and date a proxy card and return it to the Company. For your convenience, we have enclosed a proxy card and a postage-prepaid envelope.

     If you have already returned your proxy card, you do not need to take any further action unless you wish to change your vote.

     If you wish to change your vote, you can do this in three ways. You can complete, sign, date and submit a new proxy card to us and this new proxy will replace your earlier card. You can send us a written notice stating that you would like to revoke your proxy. Finally, you can attend the special meeting and vote in person.

     If you have any questions or need assistance, you can call D.F. King & Co., Inc. at (800) 714-3306.

                                          Thank you for your support.

                                          /s/ Thomas H. Van Weelden

                                          Thomas H. Van Weelden
                                          Chairman of the Board, President and
                                          Chief Executive Officer

October 28, 1999